MASTER LEASE AGREEMENT

                                (Multiple Sites)


     MASTER LEASE AGREEMENT (this "MLA"), dated as of December 24, 2002, between Dobson Cellular Systems, Inc., an Oklahoma corporation ("Landlord"), and AT&T Wireless Services, Inc., a Delaware corporation ("AT&T Wireless" and, together with its wireless communications affiliates designated to participate in this MLA, collectively "Tenant").

     WHEREAS, certain affiliates of AT&T Wireless are licensed by the Federal Communications Commission ("FCC") to construct and operate one or more wireless communications systems (collectively, the "AW Network") throughout the United States; and

     WHEREAS, Landlord and AT&T Wireless have entered into an Asset Exchange Agreement of even date herewith (the "Exchange Agreement"); and

     WHEREAS, Landlord owns certain towers, poles, equipment sheds, conduit, tanks, rights-of-way, easements, and/or other improvements ("Improvements") on real property leased by it (each a "Site") in the California Markets (as such term is defined in the Exchange Agreement) and wishes to lease or make available on a non-exclusive basis the Sites located in the California Markets to Tenant for the purpose of locating and operating wireless facilities along with all related equipment (subject to tower load and space limitations), which shall include but not be limited to up to 12 antennas, all associated cables, equipment and accessories, E911 equipment, microwave equipment and space (mutually acceptable to the parties both with respect to amount and location) in the equipment room/cabinet, if any, for the provision of a 1900 MHz GSM network deployment by Tenant (the "Wireless Facilities"; the term "Wireless Facilities" shall include any applicable Tenant's Changes, as such term is defined in
Section 9.1 hereof); and

     WHEREAS, Tenant desires to lease from Landlord certain of such Sites for such purpose.

     NOW THEREFORE, the parties hereby agree as follows:

1.   Master Lease

     This Master Lease Agreement ("MLA") sets forth the basic terms and conditions upon which a Site is leased by Landlord to Tenant on an non-exclusive basis. The term of this MLA shall commence on the date hereof and continue (unless otherwise terminated earlier pursuant to subsections A-E of Section 10) until the earlier of (i) the day before the second anniversary of the termination of the Exchange Agreement, and (ii) the Closing Date (as such term is defined in the Exchange Agreement).

     Upon the parties' agreement as to the particular terms pertaining to the nature, amount and location of Tenant's Wireless Facilities on a Site, the parties shall execute and attach hereto a completed site lease agreement ("SLA") in the form attached hereto as Exhibit A, which is incorporated herein by this reference. The terms and conditions of any SLA shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of this MLA.

2.   Premises

     Landlord either leases, licenses, or holds right-of-way or easement interests in the Sites and owns certain Improvements. Upon execution of an SLA and subject to the terms and conditions of this MLA and the applicable SLA for the particular Site, Landlord hereby leases to Tenant, and Tenant leases from Landlord, either (A) 12x28 (336) square feet of space on the roof, inside a building or on the ground and 240 non-contiguous square feet of space for the placement of the Wireless Facilities, (B) for existing towers 29 linear feet of space on the structure plus 12x28 (336) square feet of space for the placement of the Wireless Facilities, or (C) such other space as Landlord and Tenant shall mutually agree upon with respect to a particular Site in the event that the space set forth in subsection (A) or (B) is not available (provided, that Landlord shall use commercially reasonable efforts to make such space available but in no event will such commercially reasonable efforts be deemed to require that Landlord relocate other tenants or its own facilities), and such easements as are necessary for the antennas and other equipment installation as described on Exhibit A at areas of the Site and the related Improvements over which Landlord has control ("Premises") and as further described in the SLA.

     If the Premises are part of property leased by Landlord, the Premises are a part of the same property leased to the Landlord by the property owner ("Owner") under that certain lease identified in the SLA (the "Prime Lease"), which is attached as Exhibit 6 of Exhibit A of the applicable SLA. Tenant acknowledges that it has received a copy of the Prime Lease, and that this MLA and the related SLA are subordinate to the applicable Prime Lease, and that Tenant has read and agrees to comply with the applicable terms thereof. An SLA does not create a contract between Tenant and Owner. Each SLA shall terminate in accordance with the terms of such SLA or on the effective date of termination of the Prime Lease, whichever occurs first, and Landlord shall have no liability to Tenant related to such termination. Landlord shall give Tenant written notice of such termination or expiration of the Prime Lease as soon as Landlord has knowledge of same.

     Subject to the terms of this MLA, Landlord has the right to use for itself and to lease or license to others, space available on the Premises for any purpose, including, but not limited to, the provision of wireless services.

3.   Provision of Information

     Landlord shall provide Tenant with such information regarding each Site which it operates throughout the California Markets, as is reasonably available to Landlord and is reasonably necessary for Tenant to evaluate the usefulness of such Site for the location of a Wireless Facility; provided that if Landlord must incur costs or expenses as a direct result of providing such information to Tenant, Tenant hereby agrees to pay for such costs or expenses, but only with respect to Landlord's actual, reasonable, out-of-pocket expenses. Without limiting the foregoing, Landlord agrees to use its reasonable efforts to cause each of its managers at each such Site to cooperate fully with Tenant for the purpose of making such evaluation, including, without limitation, providing Tenant with access to such Sites and the opportunity to conduct limited testing at any such Site, subject to reasonable limitations imposed by Landlord and/or any of such managers.

4.   Term

     Subject to Sections 6 and 10 below, the term of each particular SLA shall commence on the date on which Tenant obtains all necessary Governmental Approvals (as such term is defined in Section 6.1) to install its Wireless Facilities at such Site (the "Commencement Date") and shall continue thereafter until the earlier of (i) (x) if Tenant has begun commercial operation at the Site prior to the date of termination of the Exchange Agreement, the day before the second anniversary of the termination of the Exchange Agreement, or (y) if Tenant has not begun commercial operation at the Site prior to the date of termination of the Exchange Agreement, the day of termination of the Exchange Agreement, and (ii) the Closing Date. If the Exchange Agreement is terminated, then with respect to each Site at which Tenant has begun commercial operations Tenant will pay Landlord rent (the monthly amount of which shall be mutually agreed upon by the parties at such time, and which amount shall be based upon the then-applicable market rate with respect to each applicable SLA, which market rate shall be evidenced by documentation provided by Landlord showing, with respect to each applicable Premises, applicable rental rates for, to the extent practicable, three comparable Premises) on a monthly basis for Tenant's lease of each of the applicable Premises during the period between the date of termination of the Exchange Agreement and the date that all of Tenant's Wireless Facilities have been removed from such Site; provided, however, that in the event that the termination of the Exchange Agreement was due solely to a breach of the Exchange Agreement by Tenant, then in addition to the monthly rent stated above, Tenant shall also pay to Landlord (after determination of the monthly amount of rent as stated above) a lump sum of rent for each applicable Site for the period commencing on the date Tenant began commercial operations at the applicable Site through the date of termination of the Exchange Agreement (which lump sum shall be due and payable within thirty (30) days after the date on which the Exchange Agreement is terminated). If, however, the Exchange Agreement is terminated by Tenant pursuant to Section 15.2(f) thereof, then Tenant shall
(i) cease commercial operations of the Wireless Facilities at each applicable Site within three (3) business days of such termination, and (ii) remove, within sixty (60) days of such termination, all Wireless Facilities at all Sites at which installation of such has commenced. After expiration of such sixty (60) day period this MLA, and all underlying SLA's, shall immediately terminate and be null and void and of no further effect whatsoever.

5.   Permitted Use

     The Premises may be used by Tenant for the construction, installation, operation, maintenance and replacement of the Wireless Facilities by Tenant (the "Permitted Uses"). Tenant shall operate the Wireless Facilities in accordance with all federal, state, and local laws and regulations, ordinances and orders that pertain to the use and operation thereof ("Law"), as well as the terms of this MLA, the applicable SLA and any Prime Lease. Tenant shall provide Landlord with copies of all applications for Governmental Approvals filed with governmental authorities and relating to the Sites, and any and all amendments or renewals thereof, at the time of filing. Tenant shall not make any filings (or amendments to filings) with the FAA or FCC relating to the Premises without Landlord's prior written approval, which shall not be unreasonably withheld.

6.   Contingencies

     6.1 Governmental Approvals. Landlord acknowledges that Tenant's ability to use any Site is contingent upon its suitability for Tenant's intended use from both an economic and a technical engineering basis and Tenant's ability to obtain any and all governmental licenses, permits, approvals or other relief required by Law for such use (the "Governmental Approvals") and Landlord's ability to obtain any other consents required for Tenant's use of such Site (including, without limitation, such modifications to right-of-way permits, licenses or franchise agreements as may be necessary); provided that each party hereto shall have the right, without obligation, to appeal the denial of any Governmental Approval or consent applied for by such party. For avoidance of doubt, no party hereto shall have the right to appeal the denial of any Governmental Approval or consent that was applied for by the other party hereto. Each party agrees to use its reasonable efforts to cooperate with the other to obtain the necessary Governmental Approvals for Tenant's use of the Premises as contemplated by this MLA and the pertinent SLA and, at Tenant's expense, Landlord agrees to join in any applications for Governmental Approvals and shall use all reasonable efforts to obtain any such other required consents. Landlord authorizes Tenant to prepare, execute and file all necessary or appropriate applications to obtain Governmental Approvals for Tenant's use under any SLA. Tenant will reimburse Landlord within 30 days of Landlord's demand for all actual, reasonable, out-of-pocket expenses incurred by Landlord in obtaining, and in cooperating with Tenant to obtain, any of the foregoing. Each party hereto will use its commercially reasonable efforts to maintain (including, without limitation, renewal) the Governmental Approvals issued in its name pursuant to this MLA or any SLA.

     6.2 Title Issues. Tenant may, at its own cost and expense, order a title search and/or survey of the Site which is a part thereof to determine if there are any conditions, Liens (as such term is defined in the Exchange Agreement), easements, restrictions, encroachments, overlaps or other rights or grants (collectively, an "Encumbrance") which Tenant deems unsuitable or which would interfere with Tenant's use and enjoyment of the Premises. If a survey is performed, it shall become part of the applicable SLA as Exhibit 4. In the event of any inconsistency between the SLA and the title search and/or survey, Landlord shall make such amendments to the SLA and, to the extent such Encumbrance is a direct result of Landlord's location of its Improvements on the Premises, adjustments to the location of such Improvements as shall be reasonably necessary for Tenant's use and enjoyment of the Premises. Subject to Tenant's rights as set forth in Section 6.5 below, if any such title search and/or survey discloses any Encumbrance which Tenant deems unsuitable or which interfere with Tenant's use or enjoyment of the Premises, Landlord shall, at Tenant's expense, cure such defects within twenty (20) days of receiving written notice from Tenant of such along with reasonable documentation.

     6.3 Site Tests. Subject to the limitations of any Prime Lease applicable to the Site in question, Tenant may perform, at its own expense, such tests (including, without limitation, satisfactory soil boring, percolation or other tests or reports as are deemed appropriate by Tenant) to determine the physical characteristics and conditions of the Site. Any such tests or reports shall indicate, to Tenant's satisfaction, that the Site is suitable for Tenant's use.

     6.4 Third-Party Consents/Non-Disturbance. Landlord shall, at Tenant's own expense, use reasonable efforts to obtain within thirty (30) days from the date of any SLA, such consents or approvals (other than Governmental Approvals) as may be required from any third party to permit Tenant to use that Site as contemplated in this MLA and the applicable SLA.

     6.5 Satisfaction of Contingencies. If any of the contingencies of this
Section 6 are not satisfied and not expressly waived by Tenant in writing, Tenant shall have the right, without obligation, to terminate the applicable SLA and render it null and void from and after the date of termination. If Landlord is unable to obtain all required consents from third parties and Governmental Approvals to allow Tenant to occupy a particular Site, Landlord shall have the right, without obligation, to terminate the related SLA and render it null and void from and after the date of termination.

7.   Rent

     If a Closing under the Exchange Agreement occurs, Tenant shall not be obligated to pay rent to Landlord during the Term of this MLA. If the Exchange Agreement is terminated, Tenant shall pay rent as described in Paragraph 4.

8.   Non-Interference

     8.1 Tenant represents and warrants that the Wireless Facilities will not cause interference to the operations of Landlord or any other prior user of the Premises as such operations existed as of the Commencement Date of the applicable SLA. Tenant agrees that it will not modify the Wireless Facilities or change the frequency or frequencies within which the Wireless Facilities are operated without the prior written approval of Landlord, such approval not to be unreasonably withheld. Tenant shall be responsible for all actual, reasonable, out-of-pocket costs associated with any tests deemed necessary to resolve any and all interference which Landlord determines or reasonably believes is being caused by Tenant's Wireless Facilities or operations on the Premises. Further, Tenant shall indemnify Landlord and hold it harmless from all expenses, costs, damages, loss, claims or other expenses and liabilities arising from any such interference caused by Tenant.

     8.2 If Tenant becomes aware that the Wireless Facilities are causing interference with the operations of Landlord or any other prior user of the Premises as of the Commencement Date of the SLA, Tenant shall promptly notify Landlord in writing of the problem and take commercially reasonable steps (without cost to Landlord) to correct or eliminate such interference. If such interference is not corrected within two (2) days, Landlord, in its sole discretion, may require that Tenant cease operation of the Wireless Facilities until such interference is corrected or eliminated. If the interference is not corrected by Tenant within thirty (30) days, Landlord may, upon written notice to Tenant, terminate the applicable SLA, notwithstanding the provisions hereof or any provision contained in the applicable SLA.

     8.3 Landlord agrees that subsequent to the Commencement Date of the applicable SLA it will not license or permit another person or entity to use the Premises if such person or entity will cause interference in Tenant's signal or frequency, or the physical location of the Wireless Facilities.

     8.4 In the event Tenant has reason to believe that Landlord or a subsequent tenant of Landlord is causing interference with Tenant's frequency or signal or with the Wireless Facilities, Tenant shall promptly notify Landlord in writing of such belief. Tenant shall in no way interfere with, tamper with or modify any wireless facilities on the Premises belonging to Landlord or any other tenants on the Premises. Upon its receipt of notice of interference, Landlord shall promptly take commercially reasonable steps (without cost to Tenant) to correct or eliminate such interference with the Wireless Facilities caused by any other subsequent installation of wireless facilities or machinery on the Premises by Landlord or any of its other tenants, which steps may include, without limitation, enforcing provisions in any license or other agreement between Landlord and the person or entity causing such interference. If Landlord is unable to eliminate such interference with the Wireless Facilities within thirty
(30) days after receiving notice of the interference, Tenant shall have the right to, upon written notice to Landlord, terminate the applicable SLA, but shall have no further recourse against Landlord.

9.   Improvements; Utilities; Access

     9.1 Installation of Wireless Facilities. Subject to compliance with all Laws, the terms of this MLA and the applicable SLA, as part of the Permitted Use, Tenant may install at its expense on any Site the Wireless Facilities described on Exhibit 1 and Exhibit 2 to the related SLA and shall be entitled to replace any thereof from time to time (which replacements may exceed the dimensions of, or vary in location from, the original improvements, as necessary to meet Tenant's system operation requirements; provided that such replacements do not cause Tenant or Landlord to be in violation of the terms and conditions of this MLA, the applicable SLA, or applicable Law). Should the Wireless Facilities in Exhibits 1 and 2 of the SLA be less than those described in this MLA, Tenant shall have the right to add to its Wireless Facilities up to those space limits described in Section 2. Landlord's execution of the SLA shall signify Landlord's approval of the location of the Wireless Facilities at such Site. Landlord also grants to Tenant the right at Tenant's expense to (i) install and operate transmission cable as required for the Wireless Facilities and to obtain utility service pursuant to the terms of Section 9.4 hereof, and,
(ii) subject to any restrictions set forth in the Prime Lease, erect, construct or make site improvements, alterations or additions ("Tenant's Changes") appropriate for the Permitted Use. All Wireless Facilities brought onto the Site by Tenant shall remain Tenant's personal property and, at Tenant's option, may be removed by Tenant at any time during the applicable term.

     Tenant may make reasonably appropriate alterations to any Site which do not interfere with Landlord's or any other tenant's use of the Site in order to accomplish Tenant's Changes in accordance with plans and specifications ("Plans") to be submitted to Landlord and reviewed for approval by Landlord not later than 15 days from submission. After Landlord's (i) acceptance of any Plans or (ii) failure to respond in writing to Tenant's proposed Plans within 15 days of their receipt or (iii) failure to provide a written response within 5 days of receipt of Plans revised by Tenant after comment from Landlord, the Plans shall be deemed accepted. After acceptance, Plans will be considered incorporated in the SLA as Exhibit 3. Any subsequent Tenant's Changes shall require the same approval process. Tenant shall cause all construction to occur free of all Liens on the Premises or the Site and in compliance with Landlord's reasonable construction standards and applicable Laws. Tenant shall repair, at its expense and to Landlord's reasonable satisfaction, any damages arising out of such construction and removal of its Wireless Facilities. In the event any Lien on the Premises or the Site arises out of labor, materials or supplies furnished to or at the request of Tenant, Tenant shall immediately notify Landlord of such Lien and shall cause such Lien to be discharged, by payment, bonding or otherwise, within thirty (30) days after the date of notice of the same. In the event Landlord determines, in its reasonable discretion, that the Tenant's Changes on or about the Premises necessitates additional structural support for the Premises, or any portion thereof, Tenant shall reimburse Landlord, within 30 days of Landlord's demand, for any actual, reasonable, out-of-pocket expenses incurred by Landlord in constructing such additional support. Tenant understands and agrees that any additional structural support necessitated by Tenant's Changes shall become the sole property of Landlord upon the termination of the applicable SLA. Landlord shall not knowingly permit or suffer any person to copy or utilize the Plans for any purpose other than as provided in the SLA and shall return the Plans promptly to Tenant.

     9.2 Access.

          (A) To the extent Landlord may lawfully grant such access, upon full execution of a SLA, Landlord shall thereby grant to Tenant a non-exclusive right of ingress to and egress from the Premises and any access road to the Premises for the purposes of installing, maintaining, operating and repairing Tenant's Wireless Facilities. Notwithstanding the foregoing, Landlord gives no guarantee to Tenant regarding Tenant's ability to enter or exit the Premises when weather conditions, road conditions, and any other element outside Landlord's control might affect Tenant's ability to enter the Premises. Upon the execution of a SLA, Landlord shall deliver to Tenant all necessary keys and combinations within Landlord's reasonable control to facilitate Tenant's ingress to and egress from the Premises. Subject to the provisions of the Prime Lease, Tenant shall be entitled to have access to the Premises twenty-four (24) hours per day, seven (7) days per week. To the extent reasonably practicable, Tenant shall notify Landlord within four (4) hours of any emergency occurring on the Premises. The rights of Tenant under this Section 9 shall be limited to authorized employees, contractors or subcontractors of Tenant, or persons under their direct supervision. Before Tenant allows any contractor or subcontractor access to the Premises, Tenant shall provide notice to Landlord. Notwithstanding the foregoing, Landlord accepts no responsibility for any acts or omissions committed by Tenant's employees, contractors, or subcontractors.

          (B) Notwithstanding the above, if Tenant has Wireless Facilities in a building located on the Premises, Tenant's access to the building will be subject to and limited by any reasonable security procedures instituted by Landlord for the protection of the Premises.

          (C) Notwithstanding the above, neither Tenant nor any employee, contractor, subcontractor or agent of Tenant shall allow any person to enter upon or climb on the tower located on the Premises ("Tower") without ensuring that such person is using appropriate preventive fall protection. In furtherance of and not in limitation of the foregoing, any employee, contractor, subcontractor or agent of Tenant ascending or descending the Tower shall be positively attached to the Tower by means of an OSHA-approved device. Landlord makes no representation or warranty to Tenant as to the fitness of any such device for any particular use or purpose.

     9.3 Maintenance. Tenant shall, at Tenant's expense, keep and maintain the Wireless Facilities in commercially reasonable condition and repair during the term of the SLA, reasonable wear and tear and damage from elements excepted, and, upon termination, shall remove the Wireless Facilities and repair any damage caused by such removal. Landlord retains the right to inspect the property and Wireless Facilities of Tenant upon giving reasonable notice to Tenant during the term of the SLA and to enter the Premises (accompanied, at Tenant's option, by a representative of Tenant) for the purposes of such inspection. In the event that Landlord determines in good faith that Tenant has not maintained Tenant's property and the Wireless Facilities in good order and repair according to industry standards, including applicable Law, Landlord shall so notify Tenant in writing, specifying the maintenance and repairs required to be performed by Tenant. In the event that within thirty (30) days following such written notice Tenant shall not have performed such maintenance and repairs, Landlord may, at its sole option, make such repairs as it deems reasonably necessary and any actual, reasonable, out-of-pocket amounts expended by Landlord therefor shall be reimbursed to Landlord by Tenant within thirty (30) days of Landlord's demand therefor. Landlord shall not be liable for inconvenience, disturbance, loss of business or other damage to Tenant by reason of repairing the property and Wireless Facilities of Tenant which Tenant has failed to properly maintain. Landlord shall maintain and repair its Improvements on the Site, in commercially reasonable condition and repair, reasonable wear and tear and damage from the elements excepted. No work shall be done by Landlord (or any third party under Landlord's control) that could reasonably be expected to adversely impact the Wireless Facilities without prior verbal notification to Tenant, which notification shall be given sufficiently in advance of such work for Tenant to take all reasonable steps to protect its Wireless Facilities from any such adverse impact.

     9.4 Utility Service. Tenant shall pay any utilities charges due to Tenant's use of the Site. Tenant shall have the right, at Tenant's expense, to improve present electric service on the Site (including, but not limited to, the installation of emergency power generators), subject to Landlord's consent which will not be unreasonably withheld. Landlord hereby grants Tenant the right to permanently place any electric lines and telephone lines on, or to bring such lines across, the Site in order to service the Site and the Wireless Facilities, provided that the location of such lines shall not unreasonably interfere with the facilities of Landlord or any other tenant. If such service is available on a Site, Tenant shall have the right to submeter from the Landlord on a monthly basis for the electricity consumed by Tenant. In such case, Tenant shall pay monthly the current local utility rate for submetered electric, after the meter is read by the Landlord and billed to the Tenant.

     9.5 Emergency Service. Landlord and Tenant shall provide each other prompt notice in the event either becomes aware of an emergency circumstance involving any Site or any Wireless Facilities, using the emergency contact protocol set forth on Exhibit D. In an emergency which threatens the Premises, the Site, or the Wireless Facilities (as determined by Landlord in its reasonable discretion) Landlord shall have the right to modify, to the extent necessary, Tenant's Wireless Facilities for the purpose of eliminating or reducing, or attempting to eliminate or reduce the emergency. Upon execution of any SLA, and at any time during the term of the SLA as requested by Landlord, Tenant shall deliver to Landlord all keys, combinations, and/or cards necessary to allow Landlord access to Tenant's Wireless Facilities.

10.  Termination

     Except as otherwise provided herein, the applicable SLA may be terminated prior to the end of the applicable term as follows:

     A. upon 45 days' written notice by the non-breaching party if the other party defaults under such SLA or this MLA and fails to cure such default within such 45-day period, provided that any termination pursuant to this subsection 10A shall not relieve the breaching party of its liability for any damages resulting from its breach of such SLA or this MLA.

     B. upon 45 days' written notice by either party (without penalty or further liability hereunder with respect to either party), if Tenant or Landlord is unable to obtain, maintain, or otherwise forfeits or cancels any Governmental Approval necessary for the construction and/or operation of the Wireless Facilities covered by such SLA;

     C. upon 45 days' written notice by Tenant (without penalty or further liability hereunder with respect to either party) if the Premises are or become unacceptable in Tenant's sole discretion due to Tenant's design or engineering specifications for its Wireless Facilities covered by such SLA or the communications network to which the Wireless Facilities belong;

     D. immediately upon written notice by either party (without penalty or further liability hereunder with respect to either party) if the Premises or the Wireless Facilities covered by such SLA are destroyed or damaged (other than as a result of the Tenant's negligence) so as to adversely affect Tenant's use of the Wireless Facilities (unless Landlord undertakes to rebuild such Site and such rebuilding is accomplished within substantially the same period of time that a replacement site would be available to Tenant). In such event, all rights and obligations of the parties shall cease as of the date of the damage or destruction. If Tenant elects to continue the applicable SLA, any rent payment required to be made by it with respect to the applicable SLA in accordance with the terms of this MLA shall be reduced by the amount of time required by Landlord to restore the Premises to the condition existing immediately prior to such damage or destruction; and

     E. immediately upon written notice by either party (without penalty or further liability hereunder with respect to either party) at the time title to the Site covered by such SLA transfers to a condemning authority, pursuant to a taking of all or a portion of the Site. Landlord and Tenant shall each be entitled to pursue their own separate awards with respect to such taking. Sale of all or part of the Site to a purchaser with the power of eminent domain, in the face of the exercise of the power, shall be treated as a taking by condemnation.

     Upon any termination of an SLA prior to the end of the applicable term, the Wireless Facilities installed or constructed upon such Site by or on behalf of Tenant shall remain the property of Tenant, and Tenant shall be obligated to remove such Wireless Facilities at its sole expense within (i) 60 days of Landlord's termination of the applicable SLA pursuant to subsection 10A above or
(ii) 120 days of the termination of the applicable SLA or the MLA either by Tenant pursuant to subsection 10A above or by the appropriate party pursuant to subsection 10B-E above. Tenant shall be required to repair, at its expense, any damage to a Site (including, without limitation, the Improvements) resulting from Tenant's use of or removal of its Wireless Facilities and shall compensate Landlord within thirty (30) days of Landlord's demand for Landlord's actual, reasonable, out-of-pocket costs resulting from such removal.

11.  Taxes

     Landlord shall pay when due all real property, use and occupancy, and transfer taxes and all other fees and assessments attributable to the Site. However, Tenant shall pay, to Landlord within thirty (30) days of Landlord's demand any increase in real property taxes levied against the Premises which is attributable to Tenant's use of the Site (excluding any additional taxes that relate to the period prior to the Commencement Date, i.e., roll-back taxes, but including any such taxes which are incurred as a direct result of Tenant's use of such site), and Landlord agrees to furnish reasonable documentation of such increase to Tenant. Tenant will pay all personal property taxes assessed on its Wireless Facilities and Tenant's Changes. To the extent that any of the Wireless Facilities or Tenant's Changes are assessed together with real or personal property of Landlord, Tenant shall reimburse Landlord for any taxes paid by Landlord and attributable to such assessment upon demand by Landlord, which demand will be accompanied by reasonable documentation of such assessment.

12.  Insurance and Subrogation

     Tenant, at its expense, will maintain commercial general liability, workers compensation and any other insurance as required by Law, with the aggregate amount of commercial general liability insurance to be no less than $2,500,000. Tenant may satisfy this requirement by obtaining appropriate endorsement to any master policy of liability insurance Tenant may maintain. Landlord and Tenant hereby mutually release each other (and their successors or assigns) from liability and waive all right of recovery against the other for any loss or damage covered by their respective first party property insurance policies for all perils insured thereunder. In the event of such insured loss, neither party's insurance company shall have a subrogated claim against the other.

13.  Hold Harmless

     Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all injury, loss, damage or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys' fees) arising directly from the transactions contemplated hereby, including but not limited to any negligent act or omission of Tenant or its employees, agents or independent contractors, or the willful misconduct of any thereof, or the breach of this MLA, except to the extent attributable to the negligent or intentional act or omission of Landlord, its agents or independent contractors.

     Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all injury, loss, damage or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys' fees) arising directly from any negligent act or omission of Landlord or its employees, agents or independent contractors, or the willful misconduct of any thereof, or the breach of this MLA, except to the extent attributable to the negligent or intentional act or omission of Tenant, its agents or independent contractors.

     Notwithstanding anything to the contrary in this MLA, each of Tenant and Landlord hereby waives any claims that they may have against the other with respect to consequential, incidental or special damages. A party claiming indemnification under this Section 13 must promptly notify (in writing and in reasonable detail) the other party from which indemnification is sought of the nature and basis of such claim for indemnification.

14.  Notices

     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered sent by telecopier, recognized overnight delivery service, electronic mail (provided that any such communications are concurrently sent by first class mail in accordance with this Section 14), return receipt requested, or registered or certified first class mail, return receipt requested, postage prepaid, to the following addresses:

         If to Landlord, to:

         Dobson Cellular Systems, Inc.
         14201 Wireless Way
         Oklahoma City, OK 73134
         Attention: Ronald L. Ripley
         Facsimile: 405-529-8765
         Email: rripley@dobson.net

         with a required copy (which will not constitute notice) to:

         Timothy J. Duffy
         Chief Technical Officer
         Dobson Cellular Systems, Inc.
         14201 Wireless Way
         Oklahoma City, OK 73134
         Facsimile: 405-529-8555
         Email: tduffy@dobson.net

         Edwards & Angell, LLP
         2800 Financial Plaza
         Providence, Rhode Island 02903
         Attention: David K. Duffell, Esq.
         Facsimile: 401-276-6611
         Email: dduffell@ealaw.com

         If to Tenant, to:

         7277 164th Avenue N.E.
         Redmond, Washington 98052
         Attention: Mark D. Bradner
         Facsimile: 425-580-8405
         Email: mark.bradner@attws.com

         with required copies (which will not constitute notice) to:

         AT&T WIRELESS
         Attn: Lease Management Department
         Re:  [Cell Site Name & Number]
         2729 Prospect Park Drive
         Rancho Cordova, CA  95670
         Facsimile: (916) 636-2714

         and to:

         AT&T Wireless Services, Inc.
         Attn: Legal Dept.
         15 E. Midland Avenue
         Paramus, NJ 07652
         Facsimile: (201) 576-3179

     Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy or electronic mail shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy or electronic mail shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

15.  Quiet Enjoyment, Title and Authority

     Landlord covenants and warrants that (i) it has full right, power and authority to execute this MLA and each SLA, has the power to grant all rights contemplated by this MLA and any and all SLAs, and the execution and performance of this MLA and the SLAs by Landlord will not violate or conflict with any other agreement, order, undertaking, Law to which Landlord or the Sites may be subject; (ii) except as described on Exhibits attached to any SLA, it has good title to, or leasehold interest or a license in (with rights to enter into each SLA) each Site and the Improvements thereon free and clear of any Liens; and
(iii) Tenant shall have the quiet enjoyment of the Premises and Tenant shall not be disturbed as long as Tenant is not in default beyond any applicable grace or cure period.

     Tenant covenants and warrants that it has full right, power, and authority to execute this MLA and each SLA, and the execution of this MLA and each SLA, and the performance of its obligations thereunder, by Tenant will not violate or conflict with or receive any consent or notice under any other agreement, order, undertaking or Law to which Tenant or the Site may be subject.

16.  Compliance with Laws

     Landlord represents, warrants and agrees that each Site is in and will remain during the term of the related SLA in compliance in all material respects with all federal, state and local laws and regulations applicable to Landlord and Landlord's operations thereon, including, without limitation, requirements as to the painting and illumination of any towers that may be part of the Site ("Legal Compliance"). If, as a direct result of the Tenant's Permitted Use, Landlord is required to incur additional expenses for Legal Compliance, Tenant agrees to reimburse Landlord for its actual, reasonable, out-of-pocket additional expenses within 30 days of Landlord's demand.

17.  Alarm System

     If applicable, Landlord agrees (i) to allow Tenant to bridge into Landlord's tower and structure lighting, and automatic alarm system ("Alarm") for each Site which monitors the lighting of the tower so as to permit a parallel alarm system and Tenant shall be permitted continuous access to make repairs and inspections to its line, or (ii) if Landlord currently does not have an automatic Alarm at any Site, to cause to be installed such an Alarm which can accommodate a bridge-in by Tenant, at Tenant's cost and expense , and to allow Tenant, at Tenant's own cost and expense, to bridge into the Alarm and for Tenant to have continuous access to make repairs and inspections to its bridge. Landlord shall, at its own expense, be responsible for the repair of the Alarm and for maintaining it in good operating condition. Tenant shall, at its own expense, be responsible for the maintenance and repair of its bridge. Nothing contained herein shall obligate Tenant to maintain Landlord's alarm system and Landlord acknowledges that it, and not Tenant, shall be liable and responsible for compliance with all tower marking and lighting requirements which may be required by the Federal Aviation Administration or the Federal Communications Commission. Landlord shall indemnify, defend and hold harmless Tenant from any fines or other liabilities caused by Landlord's failure to comply with such requirements.

18.  Environmental Laws

     Tenant represents, warrants and agrees that it will conduct its activities at each Site in compliance with all applicable Environmental Laws (as defined in attached Exhibit B). Landlord represents, warrants and agrees that it has in the past and will in the future conduct its activities at each Site in compliance with all applicable Environmental Laws.

     If and only if the Exchange Agreement is terminated, then each party hereto agrees to defend, indemnify and hold the other party hereto harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorneys' fees that such other party may suffer due to any Hazardous Substances at a Site generated by the first party at such Site. The indemnifications in this Section 18 specifically include direct costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority. For avoidance of doubt, the foregoing indemnification obligation will be of no force or effect if a Closing occurs under the Exchange Agreement and, so long as the Exchange Agreement is in effect (for avoidance of doubt, including if a Closing has occurred), all rights of Landlord and AT&T Wireless with respect to environmental claims shall be governed by the terms of the Exchange Agreement.

19.  Assignment and Subleasing

     With respect to the period between the date of this MLA and the earlier of the termination of the Exchange Agreement and the Closing Date, each of Landlord and Tenant may assign this MLA and any SLA and its related rights thereunder to any person or business entity which is licensed by the FCC and is the successor to Landlord's or Tenant's entire nationwide business, as appropriate, by merger, sale of assets, sale of equity, or otherwise provided that such successor agrees in writing to be bound by the terms of this MLA and all applicable SLAs. Upon notification of one party to the other of any such action, the party providing notice shall be relieved of all future performance, liabilities and obligations under such SLA. If any SLA is transferred without all the SLAs being transferred simultaneously, this MLA shall be deemed also to have been transferred to the transferee of such SLA to the extent necessary to provide the general terms and provisions applicable to the transferred SLA. Neither party may otherwise assign or sublet any SLA without the other party's consent, which shall not be unreasonably withheld or delayed.

     If the Exchange Agreement is terminated, then neither party hereto may assign this MLA and any SLA and its related rights thereunder to any person or business entity without the prior written consent of the other party; provided however, that (i) Landlord may make such an assignment without Tenant's prior written consent if it is in conjunction with a sale of all or substantially all of the towers covered by this MLA; and (ii) Tenant may make such assignment without Landlord's prior written consent if it is to an affiliate controlled by AT&T Wireless.

20.  Successors and Assigns

     Each SLA shall run with the Site, and shall be binding upon and inure to the benefit of the parties, their respective successors, personal representatives and assigns.

21.  Waiver of Landlord's Lien

     Landlord hereby waives any and all lien rights it may have, statutory or otherwise, concerning the Wireless Facilities or any portion thereof which shall be deemed personal property for the purposes of each SLA, regardless of whether or not same is deemed real or personal property under applicable law.

22.  Miscellaneous

     22.1 The prevailing party in any litigation or arbitration arising hereunder shall be entitled to its reasonable attorneys' fees and court costs, including appeals, if any.

     22.2 This MLA and each SLA constitutes the entire agreement and understanding of the parties, and supersedes all offers, negotiations and other agreements related thereto. There are no representations or understandings of any kind related thereto not set forth therein. Both parties acknowledge and agree that neither has relied on any estimates of the potential number of sites that may be leased or potential rental amounts under this MLA as an inducement to enter into this MLA and that any such estimates shall not constitute a representation or warranty. Any amendments to this MLA or any SLA must be in writing and executed by both parties.

     22.3 If either party is represented by a real estate broker in this transaction, that party shall be fully responsible for any fee due such broker, and shall hold the other party harmless from any claims for commission by such broker.

     22.4 Each party agrees to use its reasonable efforts to cooperate with the other in executing any documents (including a Memorandum of Lease in the form attached hereto as Exhibit C), easement agreements, and a non-disturbance agreements necessary to protect its rights under this MLA and the SLAs. A Memorandum of Lease may be recorded in place of this MLA or any SLA, by either party.

     22.5 Each SLA and this MLA as applied to that SLA shall be construed in accordance with the laws of the county and state in which the Site is located, without regard to conflicts of law.

     22.6 If any term of this MLA or any SLA is found to be void or invalid, such invalidity shall not affect the remaining terms thereof, which shall continue in full force and effect.

     22.7 Unless otherwise specified, the following rules of construction and interpretation apply: (i) captions are for convenient reference only and in no way define or limit the construction of the terms and conditions hereof; (ii) use of the term "including" shall be interpreted to mean "including but not limited to;" use of the terms "termination" or "expiration" are interchangeable; use of the terms "will" and "shall" are interchangeable; (iii) except as otherwise expressly stated, whenever a party's approval or consent is required under this MLA or a SLA, such consent shall not be unreasonably withheld or delayed; and (iv) exhibits are an integral part of this MLA and any SLA.

     22.8 Either party shall, at any time upon 15 days' prior written notice from the other, execute, acknowledge and deliver to the other a statement in writing (i) certifying that this MLA or a SLA is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying this MLA or the SLA, as so modified, is in full force and effect) and
(ii) acknowledging that there are not, to such party's knowledge, any defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of the applicable SLA or Wireless Facilities. Failure to timely deliver such a statement shall be conclusive as a self-operative statement from the party from whom requested that (i) this MLA or the SLA is in full force and effect (without modification except as may be properly represented by the requesting party), and (ii) there are no defaults in the requesting party's performance.

     22.9 Any controversy, dispute or claim (collectively, a "Dispute") between the parties arising out of or relating to this MLA or an SLA, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then pertaining. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in the State of New York unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction in the State of New York; provided however, that nothing contained in this Section 22.9 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this MLA or applicable SLA during the pendency of the arbitration proceedings. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter hereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any claim hereunder.

     Any such arbitration will be conducted before a single arbitrator who shall be chosen by agreement of the parties, or, if the parties cannot agree, in accordance with the rules of the AAA. The arbitrator shall permit such discovery as he shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Any such discovery shall be limited to information directly related to the controversy or claim in arbitration and shall be concluded within sixty (60) days after appointment of the third arbitrator.

     The substantially prevailing party in any arbitration hereunder, as determined by the arbitrator, shall be entitled to an award of a percentage of its reasonable costs incurred in connection therewith, including attorneys' fees, determined by dividing the amount actually awarded to the prevailing party by the amount claimed by the prevailing party.

     For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

     Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

     The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this MLA or applicable SLA and shall make his decision based on and in accordance with the provisions of this MLA or applicable SLA.

     22.10 In the event of any conflict between the provisions of this Agreement and the provisions of any Law with respect to any matter contained herein (including without limitation provisions for the imposition of fees and for access to poles and facilities), the provisions of the applicable Law shall prevail, whether adopted before or after the date of this Agreement.

     22.11 AT&T Wireless shall cause any of its affiliates which are parties to SLAs entered into in connection with this MLA to comply with the terms of this MLA and any applicable SLA. In addition, in the event that any such affiliate fails to make any payments to Landlord which are due and payable under the terms of this MLA or the applicable SLA, AWS shall, upon written notification from Landlord, promptly (a) cause the applicable affiliate to make such payment, or
(b) make such payment itself.

23.  Force Majeure

     The parties' performance under this MLA or any SLA shall be excused if such nonperformance is due to acts or occurrences which are not voluntary by such party or its affiliates and beyond their reasonable control, including, without limitation, involuntary equipment failure, involuntary inability or delay in securing equipment, civil commotions, acts of war, acts of nature, weather disturbances or adverse weather conditions, and other circumstances beyond the parties' reasonable control.

24.  No Partnership

     Nothing in this MLA or any SLA shall be construed as making the parties hereto partners, joint venturers, members of a joint enterprise or, except as specifically otherwise provided for herein, as rendering either of said parties liable for the debts or obligations of the other

25.  License

     To the extent Tenant needs to access its areas of the Sites that are not covered by Tenant's leasehold interest, to other areas not leased hereunder (whether or not located on the Site) or to personal property of Landlord (whether or not located on the Site) in order to exercise its rights under the MLA, Landlord hereby grants Tenant a license for such access to the extent such access is within Landlord's commercially reasonable control and at no cost to Landlord consistent with Permitted Uses hereunder.

26.  No Electronic Signature/No Option

     The submission of this MLA to any party for examination or consideration does not constitute an offer, reservation of or option for the Site based on the terms set forth herein. This MLA will become effective only upon the handwritten legal execution and delivery hereof by Landlord and Tenant.

     The parties have entered into this MLA as of the first date stated above.

LANDLORD:

DOBSON CELLULAR SYSTEMS, INC.

                              By  THOMAS A. COATES
                              Name  Thomas A. Coates
                              Title Vice President


TENANT:

AT&T WIRELESS SERVICES, INC., d/b/a AT&T Wireless Services

                              By  MARK D. BRADNER
                              Name  Mark D. Bradner
                              Title Vice President, Corporate Development

                                                        LEASE NO._________
                                                        STRUCTURE NO._____

                                                                       EXHIBIT A

                              Site Lease Agreement


     to the Master Lease Agreement between Dobson Cellular Systems, Inc., an Oklahoma corporation ("Landlord"), and AT&T Wireless Services, Inc., a Delaware corporation ("AT&T Wireless" and, together with its wireless communications affiliates which elect to participate in this Lease, collectively "Tenant").

1. Site No./Name:

2. Name of Tenant:

3. Site Address: (street address and legal description - attach if necessary)

4. Site Latitude and Longitude:

5. Monthly Rent:

6. Term:

7. Site Landlord-Owned: ______ or Landlord-Leased: ______

   If leased, Term of Underlying Lease:

8. Special Access Requirements:

9. Existing Mortgages, etc.:

10. Existing Environmental Issues:

11. Landlord Contact for Access for Emergency:

12. Tenant Contact for Emergency

13. Tenant's Address for Notice Purposes:




                           Landlord:


                           By: _______________________________________________
                           Name: _____________________________________________
                           Title: ____________________________________________
                           Date: _____________________________________________


                           Tenant:


                           By: _______________________________________________
                           Name: _____________________________________________
                           Title: ____________________________________________
                           Date: _____________________________________________

Attachments:  Exhibit 1:        Description of Antennas/Dishes Location(s)

              Exhibit 2: Description of Wireless Facilities Shelter/Room/ Cabinet Location(s)

              Exhibit 3:        Plans and Specifications

              Exhibit 4: Survey and Existing Liens, Rights of Way, Easements and Mortgages

              Exhibit 5: Current Wireless Communications Uses of Site (including frequencies)

              Exhibit 6:        Prime Lease

                                                                       EXHIBIT B

     to the Master Lease Agreement dated ____, 200_, between _________________, as Landlord, and AT&T Wireless Services, Inc., d/b/a AT&T Wireless Services, a Delaware corporation ("AT&T Wireless" and, together with its wireless communications affiliates which elect to participate in this Lease, collectively "Tenant").

                               Environmental Laws

     As used in this MLA, "Environmental Laws" means all federal, state and local environmental laws, rules, regulations, ordinances, judicial or administrative decrees, orders, decisions, authorizations or permits, including, but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.ss. 1101, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., the Oil Pollution Control Act, 33 U.S.C. ss.ss. 2701, et seq., and __________________________ (state laws), or any other comparable local, state or federal statute or ordinance pertaining to the human health and the environment and all regulations pertaining thereto.

     As used in this MLA, "Hazardous Substance" means any hazardous substance as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time; any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time; any and all material or substance defined as hazardous pursuant to any federal, state or local laws or regulations or order; and any substance which is or becomes regulated by any federal, state or local governmental authority; and any oil, petroleum products and their by-products.

                                                                       EXHIBIT C

THIS AGREEMENT IS THE PROPERTY OF AT&T Wireless Services (and after recording return to): 14520 NE 87th Street, Redmond, Washington 98052,Attn:Real Estate Coordinator


_____________________________________________________________________________

Cell Site ID: _______________________

City:    _______________________________

County: _____________________________

State: ______________________________

                               Memorandum of Lease

                    MADE as of the ____ day of _______, 200_

                                 BY AND BETWEEN


____________________________, a ________________ corporation with a principal place of business located at _________________ ______________________
("Landlord"), and ___________________________[legal entity name], d/b/a AT&T
Wireless Services, a Delaware corporation with a principal place of business located at _________________________ ("AT&T Wireless" , "Tenant").

                                   WITNESSETH:

     WHEREAS, as of the date hereof, Landlord and Tenant entered into a certain Site Lease (the "Lease"); and

     WHEREAS, Landlord and Tenant are desirous of entering into this Memorandum of Lease pursuant to the provisions of the [insert state law cite].

     NOW, THEREFORE, intending to be legally bound, Landlord and Tenant hereby set forth the following information with respect to the Lease:

1.   The name of the Landlord is _______________, a ___________ corporation.

2. The name of the Tenant is __________________________ [legal entity name], d/b/a AT&T Wireless, a Delaware corporation.

3. The addresses set forth in the site Lease as addresses of the parties are as set forth in the preamble to this Memorandum of Lease.

4.   The Lease is dated as of the date hereof.

5. The description of the demised premises as set forth in the Lease is as set forth in Exhibit A attached hereto.

6. The date of the commencement of the term of the Lease is ______________, 20___.

7.   The term of the Lease is ___________ years.

8. The Tenant has the right to renew the Lease for ________________ [successive] renewal term[s] of ____ years each.

9. All property brought onto the demised premises by Tenant shall remain Tenant's personal property and, at Tenant's option, may be removed by Tenant at any time during the term, but no later than 30 days after the Lease has terminated.

WITNESS the due execution hereof.


                                          LANDLORD:


                                          _________________________ ,
                                          a _____________ corporation

(SEAL)


Attest:                                      By:


Name:                                        Name:


Title:                                       Title:



Date:                                        Date:


                                          TENANT:

                                          ------------------------------,
                                          d/b/a AT&T Wireless Services,
                                          a Delaware corporation

(SEAL)


Attest:                                      By:


Name:                                        Name:


Title:                                       Title:



Date:                                        Date:

STATE OF                            :
                                    : ss
COUNTY OF ______________            :

     On this, the ______ day of _______________, 2000_, before me, a Notary
Public in and for the State of ________________, the undersigned officer, personally appeared who acknowledged himself to be the __________ of __________________, a _____________ corporation, and that as such of officer, being authorized so to do, as and for the act and deed of the corporation, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My commission expires:                      NOTARY PUBLIC


------------------------------      ------------------------------

STATE OF                            :
                                    : ss
COUNTY OF ______________            :

     On this, the ______ day of _______________, 2000_, before me, a Notary
Public in and for the State of ________________, the undersigned officer, personally appeared who acknowledged himself to be the __________ of __________________, a _____________ corporation, and that as such of officer, being authorized so to do, as and for the act and deed of the corporation, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My commission expires:                      NOTARY PUBLIC


------------------------------      ------------------------------

                               Memorandum of Lease

                                    EXHIBIT A

            [metes and bounds legal description of demised premises]

                                    EXHIBIT D

                           EMERGENCY CONTACT PROTOCOL


     In the event of an emergency, as described in Section 9 of the Agreement, the parties shall use the following protocol to contact each other:

To Contact Landlord:

1. Call Landlord's manned emergency service desk at [telephone number] during the hours of _________________________.

2.   During non-business hours, contact ______________________________.

3. Landlord will confirm response to the contact within _______ hours. If no confirmation is received from Landlord, contact ______________________.

To Contact Tenant:

4. Call Tenant's manned emergency service desk at [telephone number] during the hours of _________________________.

5.   During non-business hours, contact ___________________
     ______________________________.

6. Tenant will confirm response to the contact within _______ hours. If no confirmation is received from Tenant, contact _________________________.